SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 3, 2009

Trend Technology Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-50978	98-0343712

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

777 Hornby Street, Suite 1210, Vancouver, British Columbia, V6Z 1S4
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (604) 681-9588

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Binding Letter of Intent

The company entered into a Binding Letter of Intent – between Trend Technology Corp., and American Energy Company, signed July 3, 2009 The letter of intent ("LOI") sets forth the understanding, which was reached between American Energy Company (“Seller") and Trend Technology Corp ("Company"), concerning the acquisition of Seller by Company. The following is a summary of terms pursuant to the Agreement:

Acquisition. The Company will acquire 100% of Seller's issued and outstanding stock (the "Seller’s Shares") owned by the shareholders of the Seller (the "Acquisition"). Upon completion of the Acquisition, Seller will become a wholly owned subsidiary of the Company. It is anticipated that the Acquisition will be structured to qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code.

Share Exchange. Seller and Seller’s shareholders shall receive a total of seventeen million (17,000,000) shares of the Company’s common stock (the “Company Shares”) upon the closing of the Acquisition (the “Closing”), in exchange for all of the Seller Shares. Upon closing the Company will have thirty-two million (32,000,000) shares issued and outstanding. With one million shares held in escrow to be issued against the drawdown of funds as scheduled. As funds are drawn down, restricted shares shall be released from the escrow. The shares in escrow shall be priced at one dollar ($1.00) per share.

Bonus Shares. The parties shall negotiate in good faith a bonus package (“Bonus Package”) for Seller’s officers, directors and key employees. This Bonus Package shall in accordance with industry standards. As setforth in Founder's Employment Agreement which is within industry standards.

Wages. Each manager of the Seller shall receive a monthly salary comparative to other executives in the same capacity. As setforth in Founder's Employment Agreement which is within industry standards.

Operating Capital. The Seller shall be provided sufficient operating capital to achieve certain milestones as per a pre-approved budget. Budget and milestones must be mutually agreed upon prior to Acquisition.

Funds. Within five (5) business days of signing the LOI, the Company will have provided to Seller the sum of Two hundred- thousand US dollars ($200,000). Said funds shall be utilized to complete the business combination including, but not limited to, an audit, filings and transfer agent fees. As well as refundable earnest money one hundred thousand US dollars ($100,000) deposit for the Massive, Blue Mountain Ventures, and Patrick property Coal Deals. The Balance of eight hundred thousand ($800,000) will be disbursed in accordance with the following schedule:

Tranche 1 - $400,000: Upon the completing the acquisition of the Massive, Blue Mountain
Ventures, and Patrick property Coal Deals
Tranche 2 - $400,000: Filing the Super 8K with the Securities and Exchange
Commission announcing the closing of this business combination.

As of the date on which the agreement was entered into, no material relationships other than the subject agreement of this current report on Form 8-K, existed between Trend Technology Corp., its officers, directors or other affiliates and American Energy Company or any other parties to the agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibits

Trend Technology Corp. includes herewith the following exhibits:

10.1	Binding Letter of Intent – between Trend Technology Corp., and American Energy Company, signed July 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trend Technology Corporation

	By:	s\ Leonard MacMillan

	Name:	Leonard MacMillan
	Title:	President, CEO, CFO Secretary and Director
(Principal Financial Officer)
Dated: July 8, 2009